                                                                   EXHIBIT 10.12

                              EMPLOYMENT AGREEMENT
                              --------------------


          THIS EMPLOYMENT AGREEMENT is made this 14th day of May 1998 by and between THE DERBY CYCLE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, with its registered office in the State of Delaware at Corporation Trust Center, c/o CT Corporation, 1209 Orange Street, Wilmington, DE 19801 (the "Company") and WILLIAM W. AUSTIN, JR. a United States
                           -------
citizen residing at 14626 S.E. 244th Street, Kent, Washington 98042, in the United States of America (the "Executive").
                               ---------

          WHEREAS, the Company, Derby International Corporation SA ("DIC"),
                                                                     ---
Derby Finance S.a.r.l. ("DFS"), DC Cycle, L.L.C. ("LLC") and Perseus Cycle,
                         ---                       ---
L.L.C. ("Perseus") have entered into a Recapitalization Agreement, dated March
         -------
11, 1998, contemplating the recapitalization of the Company (the "Recapitalization") upon satisfaction of certain conditions;
-----------------

          WHEREAS, it is a condition to consummation of the Recapitalization that Executive enter into an employment agreement with the Company to be effective upon consummation of the Recapitalization;

          WHEREAS, the Company and the Executive have agreed to execute this Employment Agreement (this "Agreement") to set forth the rights and duties of
                            ---------
the Executive in respect of his employment with the Company following consummation of the Recapitalization;

          NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, the parties hereto agree as follows:

1.        EFFECTIVENESS
          -------------

          Executive and the Company agree that the terms and conditions of employment set forth below herein shall become effective immediately upon the consummation of the Recapitalization (the "Effective Date"). At the Effective
                                           --------------
Date, Executive acknowledges and agrees that his existing Amended & Restated Employment Agreement dated August 29, 1997 with DIC shall terminate.

2.        SERVICES OF EMPLOYEE
          --------------------

          The Company hereby agrees to employ the Executive during the Employment Period, as defined in paragraph 4 below, to perform the duties specified in Appendix A attached to this Agreement and made a part hereof, and the Executive hereby agrees to accept such employment by the Company, all on and subject to the terms and conditions contained in this Agreement.

3.        HOURS AND PLACES OF EMPLOYMENT
          ------------------------------

          The Executive's services will be rendered primarily in the United States of America. The Executive may be required to travel on the Company's business to such places outside the United States of America as the chief executive or any duly authorized director or officer of the Company shall designate from time to time. The Executive shall devote such time and attention to the performance of his duties under this Agreement, both within and outside normal working hours, as shall reasonably be required by the Company. The Executive shall not, without the consent of the Company, enter into any other paid employment or agreement to provide services during the Employment Period. The Executive shall not be required to change his principal residence without his prior consent.

4.        EMPLOYMENT PERIOD
          -----------------

          The term of the Executive's employment under this Agreement (the "Employment Period") shall begin on the Effective Date of this Agreement and
------------------
shall continue under this Agreement until the 65th birthday of the Executive on October 3, 2002; provided, however, that the Employment Period may be terminated by notice from either party to the other given at any time and received not less than eighteen (18) months before the date of termination. The Employment Period may also be terminated as follows:

          (a) by the Company for any reason, the Employment Period shall terminate immediately upon receipt by the Executive of notice in writing from the Company of termination of the Employment Period, provided that, if the Employment Period is terminated under this Section 4(a), the Executive shall be entitled to his base salary (based upon the Executive's base salary set forth in Appendix B, Section (a)) for the period through the earlier of (i) eighteen months after such termination or (ii) October 3, 2002;

          (b) in the event the Executive dies during the Employment Period, the Employment Period shall terminate on the date of death, but the Executive's remuneration shall continue until the end of the month in which his death occurs;

          (c) in the event the Executive, by reason of physical or mental disability (excluding infrequent and temporary absences due to ordinary transitory illnesses), shall be unable for more than one hundred and eighty
(180) days in the aggregate during any consecutive twelve (12) month period to perform the services required of him under this Agreement, the Employment Period shall terminate at the end of the month following the month in which the Company shall have given notice to the Executive of its intention to terminate the Employment Period because of such disability; or

          (d) in the event the Executive shall become bankrupt or compound with his creditors, or if the Executive shall be guilty of any serious or persistent default or misconduct in connection with or affecting the business of the Company, or of serious negligence in performing his duties hereunder, or if the Executive shall be in breach of any law or any rule or regulation of any regulatory authority which shall disqualify him from performing his duties under this Agreement, the Employment Period shall terminate immediately upon receipt by the Executive of notice in writing from the Company of termination of the Employment Period.

5.        REMUNERATION OF EMPLOYEE
          ------------------------

          The full and complete remuneration of the Executive for his services under this Agreement shall be as set forth in Appendix B attached to this Agreement and made a part hereof.

6.        EXPENSES
          --------

          The Executive is authorized to incur reasonable expenses in the performance of his duties under this Agreement, on a basis consistent with the policies of the Company and its Subsidiaries (as defined below) from time to time, including expenses for business entertainment, travel and subsistence.
The Executive shall submit all claims for reimbursement of such expenses directly to the Company or the Subsidiary for which such expenses were incurred, the Chief Executive Officer of the Company shall review such expenses on a monthly basis, and, upon the approval of the Chief Executive Officer of the Company of such expenses, the Company shall ensure that such expenses are reimbursed to the Executive within a reasonable time after submission by the Executive of an itemized account of such expenses, together with such vouchers or receipts for individual expense items as the Company or such Subsidiary may reasonably require.

7.        PENSION AND LIFE ASSURANCE PLANS
          --------------------------------

          The Company shall make provision for the Executive's inclusion in the Company's 401K Savings Plan and such medical and dental benefit plans as the Company shall make available to senior employees located in the United States from time to time.

8.        VACATION
          --------

          The Executive shall be entitled to four (4) weeks' vacation in each calendar year during the Employment Period (in addition to the usual public holidays in the United States), provided that such vacation shall be taken at such time or times as the chief executive of the Company approves in advance.

9.        REPORTS AND WRITTEN MATERIALS
          -----------------------------

          The Executive shall promptly communicate and disclose to the Company all information, data and materials obtained by him in the course of his employment under this Agreement. All information, data, reports, recommendations, advice, records, documents and other materials prepared or obtained by the Executive or coming into his possession in the course of his employment under this Agreement shall, as between the Company and the Executive, be the sole and exclusive property of the Company and, at the end of the Employment Period, or at the request of the Company during the Employment Period, the Executive shall promptly deliver all such materials to the Company or to such other person as the Company may direct. The Executive shall prepare and submit to the Company such regular periodic reports as the Company may request with respect to the activities undertaken by him or conducted under his direction in the course of his employment under this Agreement. As between the Company and the Executive, such reports and the information contained therein shall be and remain the sole property of the Company.

10.       CONFIDENTIAL INFORMATION
          ------------------------

          Except as otherwise specifically agreed between the parties, the Executive shall not, at any time during the Employment Period or thereafter, communicate or disclose to any unauthorized person or use for his own account or business any information, data, reports, recommendations, advice, records, documents or other material referred to in paragraph 9 of this Agreement above, or any other information concerning the business or affairs of the Company or any of its Subsidiaries or associated companies. The obligations contained in this paragraph 10 shall not apply in the event and to the extent that the information, data, reports, recommendations, advice, records, documents or other materials referred to in this paragraph 10 become generally known to or available for use by the public, other than by an act or omission of the Executive in violation of the terms of this Agreement.

11.       REVIEW OF THIS AGREEMENT
          ------------------------

          On July 1, 1999 and July 1 of each calendar year thereafter during the Employment Period, the parties shall review all of the provisions of this Agreement to determine if any mutually agreed amendments or additions should be made to the terms and conditions contained herein.

12.       NON-COMPETITION
          ---------------

          During the Employment Period and for a period of twelve (12) months thereafter, the Executive shall not, except with the prior consent of the Board of Directors of the Company, be directly or indirectly engaged, concerned or interested in any activities which involve the manufacture, importing, distribution or marketing of bicycle parts or accessories at any place where the Company or its Subsidiaries are engaged in those activities at that time; provided, however, that the Executive may remain or become a holder for the purpose of investment only of any shares or other investments in any partnership, company or corporation the business of which is competitive with the business of the Company, its Subsidiaries or associated companies at such time, so long as the Executive owns (together with his wife, siblings and children) not more than five percent (5%) of the issued shares (or securities convertible into shares) of such partnership, company or corporation.

13.       NOTICES
          -------

          All notices, demands, consents or other communications under this Agreement shall be given or made in writing, and shall be delivered personally, sent by certified or registered airmail with postage prepaid or transmitted by telefax or courier service, addressed to the other party at the address set out at the head of this Agreement or at such other address as may be designated by notice from such other party; provided, however, that any communication sent by telefax shall be confirmed by mail as prescribed in this paragraph. Any notice, demand, consent or other communication given or made by mail in the manner prescribed in this paragraph shall be deemed to have been received seven (7) days after the date of mailing.

14.       ADDITIONAL ACTION
          -----------------

          Each party to this Agreement shall execute and deliver such other documents and do such other acts and things as may be necessary or desirable to carry out the terms, provisions and purposes of this Agreement.

15.       AMENDMENTS
          ----------

          No amendment, interpretation or waiver of any of the provisions of this Agreement shall be effective unless made in writing and signed by the parties to this Agreement.

16.       ASSIGNMENT BY THE COMPANY; SUBSIDIARIES
          ---------------------------------------

          This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and any such successor or assigns shall be deemed substituted for the Company as a party to this Agreement. The term "successor" shall mean any person, firm, corporation or business entity which at
----------
any time, whether by purchase, merger, assignment or otherwise, acquires all or substantially all of the assets or business of the Company. The term "Subsidiary" shall mean a corporation (or equivalent legal entity under the law
-----------
of any country) of which the Company owns directly or indirectly more than forty percent (40%) of the shares the holders of which are ordinarily and generally, in the absence of contingencies or special arrangements, entitled to vote for the election of directors (or the equivalent governing body of the corporation). The Executive may be required to provide services under this Agreement to any Subsidiary or associated company of the Company, and all such Subsidiaries or associated companies shall be deemed to be included in the term "Company" for the purposes of this Agreement, where the context so requires or permits.

17.       ASSIGNMENT BY THE EXECUTIVE
          ---------------------------

          This Agreement shall be binding upon and shall inure to the benefit of the Executive, his legal representatives and assigns, except that the Executive's obligations to perform services under this Agreement are personal and are expressly declared to be non-assignable and non-transferable without the consent of the Company.

18.       ENFORCEMENT
          -----------

          The failure to enforce or to require the performance at any time of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, and shall not affect either the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every provision in accordance with the terms of this Agreement. The Executive acknowledges and agrees that a breach by him of his obligations under paragraphs 10 and 11 of this Agreement may cause the Company and any Subsidiary or associated company to which the Executive provides services during the Employment Period irreparable injury and damage. The Executive, therefore, expressly agrees that, in addition to whatever other remedies may be available to the Company or such Subsidiaries and associated companies, the Company or any other company which may be injured by default in the performance of such obligations shall be entitled to injunctive and/or other equitable relief to prevent a breach of such obligations and to secure their enforcement.

19.       ENTIRE AGREEMENT
          ----------------

          This Agreement constitutes the entire agreement of the parties up to the date hereof with respect to the Executive's employment by the Company and his remuneration therefor.

20.       GOVERNING LAW
          -------------

          This Agreement and the relationships of the parties in connection with the subject matter of this Agreement shall be governed by and determined in accordance with the laws of the State of Washington, in the United States of America.

21.       SEVERABILITY
          ------------

          If any severable provision of this Agreement is held to be invalid or unenforceable by any judgment of a tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and the Agreement shall be carried out as nearly as possible according to its original terms and intent.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year set out at the head of this Agreement.


                              THE DERBY CYCLE CORPORATION


                              By: ______________________________
                                      Alan J. Finden-Crofts
                                      President and CEO



                                  ______________________________
                                       WILLIAM W. AUSTIN, JR.

                                   APPENDIX A
                                   ----------
                          TO EMPLOYMENT AGREEMENT WITH
                          ----------------------------
                             WILLIAM W. AUSTIN, JR.
                             ----------------------


          The Executive's duties shall be to:

          (a) serve as the president of the Company's United States operations as currently conducted and in such other executive positions of the Company and its Subsidiaries as shall be agreed between the Executive and the Board of Directors of the Company;

          (b) in cooperation with and under the direction of the chief executive of the Company, formulate and implement the overall policies and operating procedures for the Company's United States operations as currently conducted by Raleigh USA Bicycle Company ("Raleigh USA");
                              -----------

          (c) in cooperation with and under the direction of the chief executive of the Company, formulate and implement strategic planning and marketing, sales, manufacturing, distribution and financial policies for Raleigh USA;

          (d) in cooperation with and under the direction of the chief executive of the Company, formulate and implement operating procedures for Raleigh USA, including operating procedures on marketing, sales, manufacturing, importing, distribution, financial reporting, internal cost controls, budgeting and budget/cost analysis, working capital management, banking and capital spending controls, product pricing and credit management;

          (e) ensure that full, timely and accurate financial reports and budgets are prepared and submitted by Raleigh USA to the Company, and participate in the presentation of such reports to the Board of Directors of the Company, with the Executive's comments and recommendations thereon;

          (f) take responsibility for the achievements of all financial objectives and budgets for Raleigh USA;

          (g) establish and maintain contacts with senior executives of major companies in the bicycle industry throughout the world, and with governmental officials, representatives of trade and professional organizations and members of the press and other media in order to maintain and promote the name, reputation and business of Raleigh USA, as well as the brands of bicycles, bicycle parts and accessories and related products manufactured and sold by that company;

          (h) establish and maintain contacts with banking institutions, external auditors, legal counsel, tax counsel and government tax officials;

          (i) in cooperation with and under the direction of the chief executive of the Company, take responsibility for the recruitment, appointment, direction and dismissal (where appropriate) of senior executive and financial staff of Raleigh USA;

          (j) in cooperation with and under the direction of the chief executive of the Company, establish standards and procedures for evaluation of the performance of the senior executive staff of Raleigh USA at all times;

          (l) in cooperation with the Board of Directors and the chief executive of the Company, participate in communications with the shareholders of and lenders to the Company and its Subsidiaries;

          (m) assist the chairman of the Board of Directors and chief executive of the Company in the identification and development of new products, appropriate manufacturing technology, additional markets, proposed acquisitions, dispositions and cooperative business arrangements and improved management controls and operating procedures of and for companies in the bicycle industry; and

          (n) perform such other duties as may be assigned to the executive by the Board of Directors and chief executive of the Company from time to time which are consistent with the status of the Executive as the president of Raleigh USA.

                                   APPENDIX B
                                   ----------
                          TO EMPLOYMENT AGREEMENT WITH
                          ----------------------------
                             WILLIAM W. AUSTIN, JR.
                             ----------------------


1. The full and complete remuneration of the Executive for his services under the Agreement to which this Appendix B is attached shall be as follows:

          (a) the Company shall pay to the Executive during the Employment Period, by transfer to a bank of the Executive's choice, a base salary at the rate of two hundred and fifty-five thousand United States dollars ($255,000) a year, payable semi-monthly in arrears in twenty-four (24) equal installments each year;

          (b) for each calendar year during the Employment Period, beginning with calendar year 1998, the Company shall pay to the Executive a bonus of up to fifty percent (50%) of his base salary upon the achievement of financial targets for Raleigh USA for such calender year, with such financial targets to be agreed between the Executive and the chief executive of the Company;

          (c) the Company shall pay during the Employment Period the lease and insurance costs for an automobile for the Executive's use with a list price of up to thirty-six thousand United States dollars ($36,000), based on a four year lease of such vehicle; and

          (d) the Company shall reimburse to the Executive for the cost of professional subscriptions which are relevant to his position and duties with the Company or Raleigh USA.

2. The Executive shall promptly apply for any social security benefits to which he may become entitled in respect of ill-health or incapacity, and the Executive shall forthwith notify the Company of the amount of any payment he receives. The Company shall be entitled to deduct an amount equivalent to any such payment from any amount which becomes due to the Executive under this Agreement.

3. The Company shall be entitled to deduct and retain from any amounts owed by the Company to the Executive any sum properly paid by the Company on behalf of or at the request of the Executive, or any other sum due to the Company by the Executive.